Confidential Ovid Form—NOT OPEN FOR EXECUTION PRIOR TO LEGAL REVIEW - 1 - CONSULTING SERVICES AGREEMENT This Consulting Services Agreement (the "Agreement") is made by and between Ovid Therapeutics Inc. (“Company”) and Thomas Perone (“Consultant”), dated July [29], 2024. Company and Consultant may each be referred to in this Agreement individually as a “Party” and collectively as the “Parties.” WHEREAS, Company wishes to engage Consultant to perform certain services, as further described in the Statement of Work attached hereto as Exhibit A, as the same may be amended from time to time (the “Services”); and WHEREAS, Consultant has expertise in conducting the Services and wishes to accept such engagement to perform the Services, all in accordance with the terms and conditions set forth in this Agreement. NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the Parties agree as follows: 1. SERVICES 1.1 Scope. Company hereby engages Consultant to provide, and Consultant agrees to undertake and complete the Services set forth in Exhibit A, in accordance with any timeline and on any schedule specified therein. Consultant agrees to provide all Services personally in accordance with this Agreement and may not subcontract or otherwise delegate Consultant's obligations under this Agreement to any other entity, unless otherwise agreed upon in advance by Company in writing. Consultant will use his professional expertise and independent judgment in providing the Services promptly, diligently, and competently, and in accordance with the terms of this Agreement and Company's then-current procedures and standards promulgated from time to time by Company with regard to its business and Consultant's access to and use of Company's property, information, equipment, and facilities. Entering into this Agreement in no way obligates Company to retain Consultant to perform additional services. 1.2 Change in Scope of Work. Any change in the details of a Statement of Work or the assumptions upon which the work is based (including, but not limited to, changes in the agreed start or completion dates) shall require an amendment to the Statement of Work (“Amendment”) to be agreed upon in writing and executed by the Parties. Each Amendment shall detail the changes, responsibility for the changes, and any adjustments to the budget and timeline. The Amendment will become effective upon its execution by both Parties. The Parties agree to act in good faith and respond promptly when considering an Amendment requested by the other Party. 1.3 Reports and Assistance. Consultant will provide Company with written reports and/or oral reports, as Company may reasonably request, on the status of its Services under this Agreement. Consultant will have the right to establish Consultant's own hours of work, provided, however, that Consultant will be available from time to time to attend all meetings as reasonably requested by Company, including meetings with other consultants that Company may engage to provide services similar to the Services, and shall cooperate with Company's representatives and third party vendors as reasonably requested by Company. Consultant further agrees to provide

Confidential Ovid Form—NOT OPEN FOR EXECUTION PRIOR TO LEGAL REVIEW - 2 - Company with all cooperation and assistance reasonably requested in connection with the Services. 1.4 Records and Audit Rights. Consultant shall maintain complete and accurate records in the course of providing Services under this Agreement, including all computerized records and files, in a secure area protected from fire and other natural hazards, theft and destruction. Consultant shall reasonably cooperate in any audit conducted hereunder and shall provide reasonable access to any and all of Consultant's books, records, agreements, and other documents necessary to assess Consultant's compliance with this Agreement. 2. RELATIONSHIP OF PARTIES 2.1 Independent Contractor. Consultant's relationship with Company is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship between Company and any of Consultant's employees or agents. Company does not authorize Consultant to make any representation, contract or commitment on behalf of Company. Consultant will not be entitled to any of the benefits, coverages, or privileges, that Company may make available to its employees, including, but not limited to, holiday/vacation pay, group health or life insurance, profit-sharing or retirement benefits. Because Consultant is an independent contractor, Company will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain workers' compensation insurance on behalf of Consultant. Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of Services and receipt of fees under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing Services under this Agreement No part of Consultant's compensation will be subject to withholding by Company for the payment of any social security, federal, state or any other employee payroll taxes. Company will regularly report amounts paid to Consultant by filing Form 1099-NEC with the Internal Revenue Service as required by law. If, notwithstanding the foregoing, Consultant is reclassified as an employee of Company, or any affiliate of Company, by the U.S. Internal Revenue Service, the U.S. Department of Labor, or any other federal or state or foreign agency as the result of any administrative or judicial proceeding, Consultant agrees that Consultant will not, as the result of such reclassification, be entitled to or eligible for, on either a prospective or retrospective basis, any employee benefits under any plans or programs established or maintained by Company. 2.2 Outside Activities. Consultant may engage in outside business activities in addition to the Services as long as such activities do not compete with the business activities of the Company, create a conflict of interest, or unreasonably interfere with the Consultant's obligations to Company hereunder, each as determined by the Company in its reasonable and good faith discretion.

Confidential Ovid Form—NOT OPEN FOR EXECUTION PRIOR TO LEGAL REVIEW - 3 - 2.3 Non-Solicitation. Consultant agrees that during the Term and for one (1) year thereafter (the "Restricted Period"), Consultant will not, either directly or through others, solicit, recruit, or attempt to solicit or recruit, or otherwise induce or encourage any employee, independent contractor, or consultant of Company or any of its affiliates to terminate his or her relationship with Company or such affiliated in anticipation of an offer to become an employee, an offer to provide consulting services or an offer to perform as an independent contractor, in each case, for such other person or entity. 3. PAYMENT 3.1 Compensation and Invoicing. (a) As sole compensation for the timely performance of the Services, Company will compensate Consultant as (and only as) expressly stated in Exhibit A. Nothing contained in this Agreement will be construed in any manner as an obligation or inducement for Consultant to purchase, use, order, or recommend any products manufactured or distributed by or services provided by Company, nor as a reward for any such purchase, order, prescription, or recommendation. The payments provided for in this Section 3.1, as set forth in the Statement of Work, will constitute Consultant’s sole compensation for all Services rendered to Company hereunder. No additional payments shall be due hereunder unless specifically agreed to in writing by Company and Consultant. (b) Except as provided for in Exhibit A, Company will compensate Consultant to the extent that (i) the Services are performed in accordance with this Agreement, and (ii) Consultant provides Company with fully documented invoice(s) certifying the time incurred in providing the Services hereunder. Consultant shall submit monthly invoices in the form attached hereto as Exhibit B to Company for services rendered under this Agreement. All invoices must be received within ten (10) days of the close of the month for which the Services were rendered. Absent a good faith dispute, payment shall be due within thirty (30) days of receipt of the invoice; provided, that Company may contest any invoice or portion thereof, to the extent that it reasonably believes that the charges reflected therein are inappropriate or lack a clear basis (paying all charges that are appropriate). Once any such issue or concern is resolved, Company shall pay any remaining appropriate charges within thirty (30) days of the date that such resolution occurs. 3.2 Expenses. The Consultant agrees that it will not incur any expenses hereunder without the prior written approval of Company. Company will only reimburse pre-approved expenses that are (a) permitted by Company's then-existing travel and expense policy, and (b) reasonably, necessarily and actually incurred in connection with the performance of the Services hereunder (including, for example, pre-approved out-of-pocket expenses relating to air travel, hotel, and meal expenses). Notwithstanding the foregoing, Company will not reimburse any expenses if such expenses are subject to reimbursement by a third party. Consultant shall submit with the applicable invoice written documentation itemizing all expenses, including copies of receipts substantiating the claimed expenses. Consultant shall submit all invoices for expenses in accordance with the procedures described in Section 3.1(b). 3.3 Disclosure. Company has the right in its sole discretion to disclose, as required under any applicable law, regulation or otherwise, information about the nature of the Services

Confidential Ovid Form—NOT OPEN FOR EXECUTION PRIOR TO LEGAL REVIEW - 4 - Consultant performs under this Agreement and any compensation, expenses or other transfers of value made to the Consultant relating to this Agreement. In its sole discretion, Company may disclose and display such information to anyone and in any medium, including to other entities for which Consultant may be performing services, and/or to Consultant's affiliated institutions. 4. INTELLECTUAL PROPERTY 4.1 Pre-existing Intellectual Property. Ownership of inventions, technologies, processes, techniques, algorithms, programs, discoveries, improvements, drugs, pharmaceuticals, biologics, products, concepts, designs, prototypes, samples, models, technical information, materials, drawings, specifications and other works of authorship owned or controlled by either Party and existing as of the Effective Date (as defined herein), and all patents, copyrights, trade secret rights and other intellectual property rights therein (collectively, “Pre-existing Intellectual Property”), is not affected by this Agreement, and neither Party shall have any claims to or rights in any Pre-existing Intellectual Property of the other Party, except as set forth in Section 4.7 hereunder. 4.2 Inventions. Without limiting the foregoing, any interest in patents, patent applications, inventions, technological innovations, copyrights, copyrightable works, developments, discoveries, designs, processes, formulas, know-how, data and analysis, whether patentable or not which Consultant may create, conceive, develop or reduce to practice or author in the performance of the Services or at Company's expense (“Inventions”), shall be the exclusive property of Company. 4.3 Data and Work Product. All data, information, reports, results, records, documentation, databases, designs, logos, packaging, formulations, writings, and other work product created, conceived, developed or reduced to practice by Consultant in connection with the Services performed hereunder or at Company's expense (collectively, “Data”), shall be the exclusive property of Company. Consultant acknowledges that Company holds the copyright to all such materials provided to Consultant, except where Consultant expressly attributes such materials to third parties, such attribution not to be construed as limiting Consultant's obligations under Section 4.7. 4.4 Assignment of Ownership. Consultant shall promptly disclose in writing to Company all Data and Inventions promptly as such Data and Inventions arise, and in consideration for the compensation provided to Consultant under this Agreement, Consultant agrees to assign and hereby irrevocably transfers and assigns to Company in the United States and throughout the world any and all of its right, title, and interest in and to Data and Inventions (including of its right, title, and interest to any intellectual property rights therein). Consultant agrees that all such Data and Inventions shall be treated as “works made for hire” exclusively for the Company, as applicable, and as defined in the Copyright Act of 1976, as amended, 17 U.S.C. §101, et seq.; and (b) all rights of action and claims for damages and benefits arising due to past and present infringement of said rights. 4.5 Other Rights. If Consultant has any rights, including without limitation "artist's rights" or "moral rights," in and Data or Invention that cannot be assigned pursuant to Section 4.4, Consultant hereby unconditionally and irrevocably grants to Company an exclusive (even as to

Confidential Ovid Form—NOT OPEN FOR EXECUTION PRIOR TO LEGAL REVIEW - 5 - Consultant), worldwide, fully paid and royalty-free, irrevocable, perpetual license, with rights to sublicense through multiple tiers of sublicensees, to use, reproduce, distribute, create derivative works of, publicly perform and publicly display any such Data and Invention in any medium or format, whether now known or later developed. In the event that Consultant has any rights in the Data and Inventions that cannot be assigned or licensed, Consultant unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against Company or Company's customers. 4.6 Further Assurances. Consultant agrees to cooperate with and assist Company to apply for, and to execute any documents reasonably necessary to Company to secure, perfect, effectuate, and preserve Company's rights throughout the world in the Data and Inventions as Company deems appropriate. If, after reasonable efforts, Consultant is unable or unwilling to comply with the foregoing obligation, then Consultant hereby irrevocably appoints Company as Consultant's attorney-in-fact solely for the purpose of executing such documents on Consultant's behalf, which appointment is coupled with an interest. Consultant will deliver any deliverables (which, for clarity, may include Data or Inventions) in accordance with the applicable Statement of Work. 4.7 Background License. If any part of the Services or Data or Inventions provided or generated hereunder is based on, incorporates, or is an improvement or derivative of, or cannot be reasonably and fully made, used, reproduced, distributed and otherwise exploited without using the technology or violating any intellectual property rights owned by or licensed to Consultant (including without limitation any Pre-Existing Intellectual Property of Consultant or any third party intellectual property rights) and not assigned to Company hereunder, Consultant hereby grants Company and its successors a perpetual, irrevocable, worldwide royalty-free, non- exclusive, freely sublicensable right and license to exploit and exercise all such technology and intellectual property rights (including Pre-Existing Intellectual Property) in support of Company's exercise or exploitation of the Services, Inventions, Data, work product, deliverables or other work performed or information or provided or generated hereunder. 4.8 No Implied License. Except as expressly set forth herein, nothing contained in this Agreement, nor the disclosure or provision to Consultant of any Confidential Information (defined below), shall be deemed to transfer or grant to, Consultant, any right, title, interest, or license in, to or under any intellectual property or other proprietary right of Company. 4.9 No Reverse Engineering. Consultant may in providing Services under this Agreement receive a Company product or materials. Consultant shall not during the term of this Agreement or at any time after its expiration reverse engineer, disassemble, modify, manipulate, or reproduce, or aid in the reverse engineering, disassembly, modification, manipulation, or reproduction of any Company product or materials without Company's express written consent. 5. CONFIDENTIAL INFORMATION 5.1 Confidential Information. Consultant agrees that during the term of this Agreement and thereafter it shall keep confidential and shall not (a) publish or otherwise disclose any Confidential Information furnished to it other than as provided for in this Agreement or (b) use for any purpose any Confidential Information furnished to it except to the extent such use is

Confidential Ovid Form—NOT OPEN FOR EXECUTION PRIOR TO LEGAL REVIEW - 6 - expressly permitted by the terms of this Agreement or is reasonably necessary for the performance of the Services under this Agreement. “Confidential Information” as used in this Agreement shall mean all information disclosed by Company to Consultant, whether during or before the term of this Agreement, that is considered confidential or proprietary by Company, as well as information that is otherwise learned by Consultant in connection with the Services or that is created or discovered by Consultant while working on behalf Company in furtherance of the Services, including without limitation any Data or Inventions. Confidential Information shall also include, without limitation: (i) concepts and ideas relating to the development and distribution of content in any medium or to the current, future and proposed products or services of Company or its subsidiaries or affiliates; (ii) trade secrets, drawings, inventions, know-how, software programs, and software source documents, compounds or clinical or non-clinical data; (iii) information regarding plans for research, development, new service offerings or products, marketing and selling, business plans, business forecasts, budgets and unpublished financial statements, licenses and distribution arrangements, prices and costs, suppliers and customers; (iv) existence of any business discussions, negotiations or agreements between the parties; and (v) any information regarding the skills and compensation of employees, contractors or other agents of Company or its subsidiaries or affiliates. Confidential Information also includes proprietary or confidential information of any third party who may disclose such information to Company or Consultant in the course of Company's business. 5.2 Exceptions. The obligations of Confidentiality and non-use set forth above shall not apply to with respect to any Confidential Information that Consultant can demonstrate by competent written evidence: (a) was generally available to the public at the time it was disclosed to or generated by Consultant; (b) became generally available to the public subsequent to disclosure to or generation by Consultant, other than by Consultant's breach of this Agreement; (c) was in Consultant's possession, as evidenced by its written records, free of any obligation of confidence at the time it was disclosed to Consultant, and was not obtained by Consultant either directly or indirectly from Company; or (d) was rightfully communicated to Consultant by a third party free of any obligation of confidence. 5.3 Permitted Disclosures; Return of Confidential Information. Consultant acknowledges the confidential and secret character of the Confidential Information and agrees that the Confidential Information is the sole, exclusive and extremely valuable property of Company. Accordingly, Consultant agrees not to reproduce, use or disclose any Confidential Information except as expressly authorized hereunder. Notwithstanding the foregoing, Consultant may disclose Confidential Information to Consultant employees on a need to know basis, for the sole purpose of performing its obligations under this Agreement, provided that in each case the recipient of such Confidential Information is bound by written obligations of confidentiality and non-use at least as equivalent in scope as those set forth in this Article 5 prior to any such disclosure. Upon termination of this Agreement for any reason, including expiration of the Term, Consultant agrees to cease using and to return to Company all whole and partial copies and derivatives of the Confidential Information, whether in Consultant's possession or under Consultant's direct or indirect control. 5.4 Compelled Disclosure. Notwithstanding the above obligations, Consultant may disclose particular Confidential Information without violating the obligations of this Agreement to the extent that such disclosure is required by a valid order of a court or other governmental body

Confidential Ovid Form—NOT OPEN FOR EXECUTION PRIOR TO LEGAL REVIEW - 7 - having jurisdiction, or by applicable law or regulation; provided that, in each case, Consultant (a) provides Company with reasonable prior written notice of such disclosure obligation to the extent permitted by law, to provide the Company with the opportunity to seek confidential treatment of any such Confidential Information required to be disclosed and/or to obtain a protective order narrowing the scope of disclosure, (b) reasonably cooperates and assists Company in obtaining such a protective order or other appropriate remedy preventing or limiting the disclosure and/or requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued or for which the law or regulation requires, and (c) discloses the minimum amount of Confidential Information required to comply with such court or government order, law or regulation. For the avoidance of doubt, any Confidential Information that Consultant is required disclose shall remain otherwise subject to the confidentiality and non-use obligations set forth herein. 5.5 Third Party Information. Consultant recognizes that Company has received, and in the future will receive, from third parties their confidential or proprietary information subject to a duty on Company's part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes. Consultant agrees that he/she owes Company and such third parties, both during the term of the Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation (except in a manner that is consistent with Company's agreement with the third party as confirmed in writing) or use it for the benefit of anyone other than Company or such third party (consistent with Company's agreement with the third party). Consultant further agrees not to disclose to Company or to use in the performance of Services for Company any materials or documents obtained by Consultant from a third party (including any present or former client of Consultant) under an obligation of confidentiality, unless (a) Consultant has obtained such third party's written consent to such disclosure, and (b) Company is first notified that such information is the confidential or proprietary information of a third party and Company nevertheless agrees to receive it. 5.6 HIPAA. Consultant shall comply at all times with state and Federal laws regarding the confidentiality of medical and financial records. Consultant shall not release any medical or financial records to any third person, except as required by law or court order, or as approved by Company prior to release, except as allowed by the Healthcare Insurance Portability and Accountability Act of 1996 ("HIPAA") regulations and rules regarding the privacy and security of Protected Health Information (as defined in such regulations and rules) and for the transmission of Protected Health Information. Company and Consultant agree, solely to the extent applicable to the terms of this Agreement, to fully comply with HIPAA and its regulations and rules regarding such Protected Health Information. 5.7 Data Privacy. Consultant will comply with all applicable requirements of and all its obligations under the Data Protection Legislation which arise in connection with the Agreement. "Data Protection Legislation" means (i) the EU General Data Protection Regulation (2016/679): (ii) the California Consumer Privacy Act of 2018; or (iii) other laws, rules and regulations relating to processing of any personal data and/or privacy that are in effect as of the Effective Date or may be enacted after the Effective Date.

Confidential Ovid Form—NOT OPEN FOR EXECUTION PRIOR TO LEGAL REVIEW - 8 - 6. INDEMNIFICATION 6.1 Indemnification by Company. Company agrees to defend, indemnify, and hold harmless Consultant from and against any and all liability, damages, loss or expense (including reasonable attorney fees and expenses of litigation) arising from any third party claim or action against Consultant to the extent resulting from: (a) the negligence or willful misconduct of Company or any of its agents or employees; or (b) Consultant's conduct of specific Services in strict accordance with the express written instructions of Company, except in each case of (a) and (b) to the extent resulting from Consultant's negligence or willful misconduct or breach of this Agreement. 7. TERM AND TERMINATION 7.1 Term. This Agreement shall be effective as of July 11, 2024 (the “Effective Date”) and shall remain in full force and effect until January 31, 2025, unless terminated earlier by either Party pursuant to Section 8.2 (the “Term”). 7.2 Termination. The Company and Consultant may terminate this Agreement at any time by giving the other party thirty (30) days' prior written notice. 7.3 Effects of Termination. In the event of termination pursuant to Section 7.2, Consultant shall cease work immediately after giving or receiving such notice or termination. In the event of any expiration or termination of this Agreement, unless otherwise advised by Company, Consultant shall (a) return to Company all Confidential Information, all work product (including Data or Inventions) and all other materials belonging to Company and shall notify Company of costs incurred up to the termination date. No expiration or termination of this Agreement will excuse the nonperformance of either Party's obligations with respect to any unfinished Services or shall relieve either Party of any obligation that has accrued prior to the effective date of termination or expiration. 7.4 Survival. The rights and obligations contained in Articles 2 (“Relationship of the Parties”), 3 (“Payment,” solely with respect to any outstanding payment obligations and disclosure rights of Company), 4 (“Intellectual Property”), 5 (“Confidential Information”), 6 (“Indemnification”), 9 (“Publicity”), 10 (“Representations and Warranties”), 11 (“Limitation of Liability”), 12 (“Notices”), and Sections 1.4 (for the time periods set forth therein), 2.1, 2.2, 8.3- 8.5, 13.1, 13.3-13.8 shall survive any termination or expiration of this Agreement for any reason. 7.5 Company’s Remedies. Because the Services are personal and unique and Consultant will have access to Company's Confidential Information, Company will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that Company may have for a breach of this Agreement. Consultant hereby acknowledges that its breach of this Agreement may cause irreparable harm and significant injury to Company, which may be difficult to ascertain, and accordingly, Consultant agrees that Company shall be entitled to specific performance against any breach, threatened breach, or attempted breach of such sections, in addition to any other remedies that may be available at law or in equity.

Confidential Ovid Form—NOT OPEN FOR EXECUTION PRIOR TO LEGAL REVIEW - 9 - 8. PUBLICITY Consultant shall not, in any way or in any form, (a) publicize that it is performing the Services hereunder, or (c) use the name, marks or indicia of Company for any purpose, in whole or in part, in each case, without the prior written consent of Company, which consent may be granted or withheld by Company in its sole discretion. Consultant hereby grants Company the right to use Consultant's name and the relationship with Company in connection with various reports, brochures or other documents produced by or on behalf of Company. 9. REPRESENTATIONS AND WARRANTIES 9.1 Performance. Consultant represents, warrants and covenants that Consultant is skilled and experienced in providing the Services, and will perform the Services in a professional and workmanlike manner customary in the industry. Consultant and Company agree that Consultant shall merely provide the Company with advice and recommendations, but it is the Company’s decision whether or not to follow such advice and/or to seek further advice from others. 9.2 No Debarment or Disqualification. Consultant represents, warrants and covenants that he/she: (a) is not under investigation by the FDA for debarment or presently debarred by the FDA pursuant to 21 U.S.C. § 335a; (b) has not been disqualified by the FDA and does not have a disqualification hearing pending pursuant to 21 CFR § 312.70 or its successor provisions; and (c) is not engaged in any conduct or activity that could lead to any of the above- mentioned disqualification or debarment actions. If during the term of this Agreement, Consultant (i) comes under investigation by the FDA for a debarment action or disqualification, (ii) is debarred or disqualified, or (iii) engages in any conduct or activity that could lead to any of the above- mentioned disqualification or debarment actions, Consultant will immediately notify Company of same. 9.3 No Conflicts. Consultant represents, warrants and covenants that Consultant is not performing work for a third party or is under obligations outside of this Agreement that would prevent Consultant from competently providing Services to Company or create a conflict of interest (including where such third party is competing or is preparing to compete with any business or demonstrably anticipated business of Company). Consultant shall not enter into any agreement to provide services which would in any way materially impair its/his/her ability to complete the Services in a timely fashion or create a conflict of interest. 9.4 No Discrimination. Consultant represents, warrants and covenants that he/she will not act in any manner to discriminate against any employee of Company because of the employee's race, color, age, sex, national origin, ancestry, religion, sexual orientation, gender identity, disability, or any other characteristic protected by applicable law. 9.5 Due Authorization. Each Party represents and warrants that it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder. 9.6 Anti-Corruption Laws. Consultant represents and warrants that (a) the Services will be performed in accordance with all applicable current government regulatory requirements and all federal, state and local laws, rules, guidelines and regulations, including, but not limited to, all national and transnational anti-bribery statutes including, without limitation, the United States

Confidential Ovid Form—NOT OPEN FOR EXECUTION PRIOR TO LEGAL REVIEW - 10 - Foreign Corrupt Practices Act, as amended from time to time, the UK Bribery Act 2010, and the OECD Anti-Bribery Convention (hereafter, “Anti-Corruption Laws”). To determine and ensure compliance with the "Anti-Corruption Laws", Consultant shall, upon reasonable advance notice, permit Company and its representatives during normal business hours to inspect and audit Consultant's business records. Consultant shall take such actions that are commercially feasible to adopt any reasonable suggestions of Company to correct any deficiencies identified by any inspection or audit conducted by Company. Consultant acknowledges that Company is committed to complying with all national and transnational anti-bribery statutes including, without limitation, compliance with the Anti-Corruption Laws and agrees that Consultant will comply with their provisions at all times with regard to the Services including, but not limited to, not offering or giving anything of value to a foreign public official in connection with the performance of the official's duties or inducing an official to use their position to influence any acts or decisions of any foreign, state or public international organization. 9.7 Prohibition Against Insider Trading. Consultant is aware that securities laws of the United States and other jurisdictions prohibit any person who has material, non-public information about a company from purchasing or selling securities of such company or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. 10. LIMITATION OF LIABILITY CONSULTANT'S SOLE REMEDY UNDER THIS AGREEMENT SHALL BE AN ACTION AT LAW FOR DIRECT DAMAGES. IN NO EVENT SHALL COMPANY BE LIABLE TO CONSULTANT FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR INDIRECT DAMAGES ARISING FROM THIS AGREEMENT OR THE SERVICES PROVIDED HEREUNDER (WHETHER IN CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY, BY STATUTE OR OTHERWISE). THIS LIMITATION SHALL APPLY EVEN IF COMPANY HAS BEEN ADVISED OR IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES. 11. NOTICES Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally; (b) by overnight courier upon written verification of receipt; (c) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth below or such other address as either party may specify in writing: If to Company: Ovid Therapeutics Inc. e-mail: [***] If to Consultant: Thomas Perone e-mail: [***]

Confidential Ovid Form—NOT OPEN FOR EXECUTION PRIOR TO LEGAL REVIEW - 11 - 12. MISCELLANEOUS 12.1 Jurisdiction; Governing Law. This Agreement has been prepared in the English language, which language shall govern the interpretation of, and any disputes arising out of, this Agreement. Any claim, dispute, or controversy of whatever nature arising out of or relating to this Agreement shall be: (a) governed by and construed under the laws of the State of New York, without giving effect to any choice of law principles that would require the application of the laws of a different state or jurisdiction, and (b) brought exclusively in a court of competent jurisdiction, federal or state, located within New York County, New York and in no other jurisdiction, and each Party hereby consents to personal jurisdiction and venue in, and agrees to service of process issued or authorized by, such courts. Notwithstanding the foregoing, nothing contained in this Agreement shall deny either Party the right to seek injunctive or other equitable relief from any court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm. 12.2 Assignment. Consultant may not subcontract or otherwise delegate or assign this Agreement or any of its obligations under this Agreement without the Company's prior written consent. Any attempted assignment in violation of the foregoing shall be null and void. Subject to the foregoing, this Agreement will be for the benefit of the Company's successors and assigns, and will be binding on Consultant's assignees. 12.3 Modification or Amendment. This Agreement may only be modified or amended in a writing signed by a duly authorized officer of Company and Consultant. 12.4 Waiver. Any waiver of the terms and conditions hereof must be explicitly in writing. Either Party’s waiver of any breach of any provision hereof by the other Party is not a waiver of any succeeding breach of such provision or a waiver of the provision itself. 12.5 Severability of Provisions. Should any section, or portion thereof, of this Agreement be held invalid by reason of any law, statute, or regulation existing now or in the future in any jurisdiction by any court of competent authority or by a legally enforceable directive of any governmental body, such section or portion thereof will be validly reformed so as to approximate the intent of the Parties as nearly as possible and, if not reasonably capable of reform, will be deemed divisible and deleted with respect to such jurisdiction, but the Agreement will not otherwise be affected. 12.6 Headings. Section headings are not to be considered a part of this Agreement and are not intended to be a full and accurate description of the contents hereof. 12.7 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts. All of such counterparts shall constitute one and the same Agreement and shall become effective when a copy signed by each Party has been delivered to the other Party. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission, by electronic mail in “portable document format” (“.pdf” format), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall be effective as delivery of a manually executed counterpart of this Agreement.

Confidential Ovid Form—NOT OPEN FOR EXECUTION PRIOR TO LEGAL REVIEW - 12 - 12.8 Entire Agreement. This Agreement and all Exhibits attached hereto constitute the entire agreement between the Parties with respect to the subject matter herein, and supersede all prior agreements, arrangements and understandings. Consultant represents that in executing this Agreement, it has not relied upon any representation or statement not set forth herein. [Signature page follows]

Confidential Ovid Form—NOT OPEN FOR EXECUTION PRIOR TO LEGAL REVIEW Individual Consulting Agreement – Signature Page IN WITNESS WHEREOF, the Parties have caused this Consulting Agreement to be executed by their duly authorized representative. OVID THERAPEUTICS INC. BY: NAME: TITLE: CONSULTANT BY: NAME: Thomas Perone

Confidential Ovid Form—NOT OPEN FOR EXECUTION PRIOR TO LEGAL REVIEW Individual Consulting Agreement - SOW - 1 - EXHIBIT A STATEMENT OF WORK SERVICES: To provide general business advice to the CEO as requested from time to time. FEES AND REIMBURSEMENT: A. Services Fee. In consideration for the Services, the Company shall compensate Consultant as follows: 1. From the Effective Date through August 15, 2024, Consultant shall be paid a retainer fee of $20,623 for the Services described herein for up to 2.5 calendar days per week; 2. From the period of August 16, 2024 through September 15, 2024, Consultant shall be paid a retainer fee of $16,498 for the Services described herein for up to 2 calendar days per week; 3. From the period of September 16, 2024 through October 15, 2024, Consultant shall be paid a retainer fee of $8,249 for the Services described herein for up to 1 calendar days per week; and 4. From the period of October 16, 2024 through February 28, 2025, Consultant shall be paid a fee of $500 per hour for the Services described herein with such service and hours to be mutually agreed upon by the parties (collectively, the “Services Fee”). The Services Fee under items 1, 2 and 3 above shall be payable on October 15, 2024, as set forth in Section D below. B. Expenses. Company will reimburse Consultant for expenses in accordance with Section 3.2 of the Agreement C. Maximum Compensation: The maximum amount payable to Consultant (including expenses) in relation to the above Services, including all items in paragraphs A and B above, is $55,000. D. Invoicing and Payment of Service Fee and Expenses: Company shall pay Consultant for items 1, 2 and 3 above on October 15, 2024, without an invoice. From October 16, 2024 through February 28, 2024, Consultant shall submit monthly invoices for Services rendered and expenses incurred and shall provide such reasonable receipts or other documentation of expenses as Company might request, all in accordance with Section 3.1 and Section 3.2 of the Agreement. Consultant must address all invoices for Services to Company and send them electronically to AP@ovidrx.com. E. Continuation as a Service Provider The Parties intend that during the Term of this Agreement, Consultant shall be considered as remaining in Continuous Service for the purposes of the Ovid Therapeutics Inc. 2017 Equity Incentive Plan and other

Confidential Ovid Form—NOT OPEN FOR EXECUTION PRIOR TO LEGAL REVIEW Individual Consulting Agreement - SOW - 2 - relevant or successor plans, as applicable. Consultant’s options shall continue to be governed by the plan and applicable grant notices and agreements under which the options were granted. As set forth therein, Consultant shall have a set number of days following the end of the Term of this Agreement to exercise the options.